Exhibit 77Q1 - Additional Items

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 15, the registrant has included the complete list of foreign sub-custodians below.

Item 15

Foreign Sub-Custodian Network for BNY Mellon

Country	Subcustodian Name Legacy BNY	City	Central Depository Name	2nd Central Depository	3rd Central Depository
Argentina	Citibank, N.A. - Buenos Aires Branch	Buenos Aires	Caja de Valores S.A.	Central de Registration y de Instrumentos de Endeamiento Publico (CRYL)
Australia	National Australia Bank Limited, Melbourne	Melbourne	ASX Settlement and Transfer Corporation Pty Ltd	Austraclear Limited
Austria	UniCredit Bank Austria AG	Vienna	Oesterreichische Kontrollbank AG (OeKB)
Bahrain	HSBC Bank Middle East Limited	Manama	The Clearing, Settlement, and Central Depository
Bangladesh	Standard Chartered Bank - Bangladesh Branch	Dhaka	Central Depository Bangladesh Limited (CDBL)
Belgium	Citibank International Plc	Brussels	Euroclear Belgium	Banque Nationale de Belgique (National Bank of Belgium)
Benin	Société Générale de Banques en Côte d'Ivoire	Abidjan	Dépositaire Central/Banque de Règlement (DCBR)
Bermuda	HSBC Bank Bermuda Limited	Hamilton	Bermuda Securities Depository (BSD)
Botswana	Stanbic Bank Botswana Ltd.	Gaborone	Bank of Botswana	Central Securities Depository Company of Botswana Limited (CSDB)
Brazil	Citibank, N.A. - Sao Paulo	Sao Paulo	BM&FBOVESPA - Central Securities Depository	Central de Custodian e Liquidacao Financeira de Titulos (CETIP)	Sistema Especial de Liquidacao e Custodia (SELIC)
Bulgaria	ING Bank N.V., Sofia Branch	Sofia	Bulgarian National Bank	Central Depository AD (CDAD)
Canada	Canadian Imperial Bank of Commerce	Toronto	Canadian Depository for Securities Limited (CDS)
Cayman Islands	BNYMellon	New York	Depository Trust Company	Federal Reserve Bank
Channel Islands	BNY Mellon	London	CREST
Chile	Banco de Chile	Santiago	Deposito Central de Valores S.A. (DCV)
China-Shanghai	HSBC Bank (China) Company Limited	Shanghai	China Securities Depository and Clearing Corporation Limited, Shanghai Branch
China- Shenzhen	HSBC Bank (China) Company Limited	Shenzhen	China Securities Depository and Clearing Corporation Limited, Shenzhen Branch
Colombia	Cititrust Colombia	Bogota	Deposito Central de Valores (DCV)	Deposito Centralizado de Valores de Colombia S.A. (DECEVAL)
Costa Rica	Banco Nacional de Costa Rica	San Jose	CEVAL
Croatia	Privredna Banka Zagreb d.d., Zagreb	Zagreb	Sredisnje klirinsko depozitarno drustvo, d.d. (SKDD)
Cyprus	BNP Paribas Securities Services, Athens	Athens	Central Depository and Central Registry
Czech Republic	ING Bank N. V., Prague	Prague	Czech National Bank (CNB)	Central Securities Depository Prague (CSD)
Denmark	Danske Bank	Copenhagen	Vaerdipapircentralen (VP)
Ecuador	Banco de la Produccion (Produbanco)	Quito	Deposito Centralizado de Compensacion Y Liquidacion de Valores (DECEVALE) S.A.
Egypt	The Hongkong and Shanghai Banking Corporation Limited, Egypt S.A.E.	Cairo	Misr for Central Clearing, Depository and Registry S.A.E.	Central Bank of Egypt
Estonia	SEB Pank AS	Tallinn	Estonian Central Securities Depository
Euromarkets	Euroclear Bank, Belgium - Clearstream Banking, Luxembourg	Brussels	Clearstream Banking, S.A.	Euroclear Bank S.A./N.V.
Finland	Skandinaviska Enskilda Banken AB, Helsinki	Helsinki	Euroclear Finland Oy
France	BNP Paribas Securities Services - Paris	Paris	Euroclear France
Germany	BNY Mellon Asset Servicing GmbH	Offenbach am Main	Clearstream Banking AG, Frankfurt
Ghana	Stanbic Bank of Ghana Ltd.	Accra	Bank of Ghana	Ghana Central Securities Depository (GSD)
Greece	BNP Paribas Securities Services, Athens	Athens	The Hellenic Exchanges S.A. Holding, Clearing, Settlement and Registry (HELEX) (CSD).	Bank of Greece
Guinea Bissau	Société Générale de Banques en Côte d'Ivoire	Abidjan	Dépositaire Central/Banque de Règlement (DCBR)
Hong Kong SAR	The Hongkong and Shanghai Banking Corporation Limited	Kowloon	Hong Kong Securities Clearing Company Limited	Central Money Market Unit (CMU)
Hungary	ING Bank (Hungary) Rt., Budapest	Budapest	Kozponti Elszamolohaz es Ertektar (Budapest Rt.) - KELER
Iceland	NBI hf	Reykjavik	Verobrefaskraning Islands hf. (VS)
India	Deutsche Bank AG, Mumbai	Mumbai	National Securities Depository Ltd. (NSDL)	Central Depository Services India Ltd. (CDSL)	The Reserve Bank of India - Public Debt Office (PDO)
Indonesia	The Hongkong and Shanghai Banking Corporation Limited, Jakarta	Jakarta	Penyelesaian Transaksi Pasar Uang - Bank of Indonesia	PK Kustodia Sentral Efek Indonesia (KSEI)
Ireland	BNYMellon	London	CREST
Israel	Bank Hapoalim B.M.	Tel Aviv	The Stock Exchange Clearing House Ltd. (SECH)
Italy	Intesa Sanpaolo S.p.A., Milan	Milan	Monte Titoli S.p.A. (MT)
Ivory Coast	Société Générale de Banques en Côte d'Ivoire	Abidjan	Dépositaire Central/Banque de Règlement (DCBR)
Japan	Mizuho Corporate Bank Ltd, Tokyo	Tokyo	Japan Securities Depository Center (JASDEC)	Bank of Japan
Japan	The Bank of Tokyo Mitsubishi UFJ Ltd, Tokyo	Tokyo	Japan Securities Depository Center (JASDEC)	Bank of Japan
Jordan	HSBC Bank Middle East Limited - Jordan Branch	Amman	Securities Depository Center (SDC)	The Central Bank of Jordan (CBJ)
Kazakhstan	The Hongkong and Shanghai Banking Corporation Limited Bank Kazakhstan	Almaty	Central Securities Depository
Kenya	CFC Stanbic Bank Limited	Nairobi	Central Bank of Kenya	Central Depository and Settlement Corporation Limited
Kuwait	HSBC Bank Middle East Limited - Kuwait Branch	Safat	Kuwait Clearing Company KCC	Central Bank of Kuwait
Latvia	AS SEB banka	Riga	Latvian Central Depository (LCD)
Lebanon	HSBC Bank Middle East Limited	Beirut	Midclear	Bank of Lebanon
Lithuania	SEB Bankas	Vilnius	Central Securities Depository of Lithuania
	Banque et Caisse d'Epargne de l'Etat, Luxembourg	Luxembourg	Clearstream Banking Luxembourg, S.A.
Malaysia	HSBC Bank Malaysia Berhad	Kuala Lumpur	Bursa Malaysia Depository Sdn Bhd (BMDSB)	Bank Negara Malaysia
Mali	Société Générale de Banques en Côte d'Ivoire	Abidjan	Dépositaire Central/Banque de Règlement (DCBR)
Malta	HSBC Bank Malta plc	Valletta	Central Securities Depository
Mauritius	The Hongkong and Shanghai Banking Corporation Limited, Mauritius Branch	Ebene	Central Depository and Settlement Company Ltd. (CDS)	Bank of Mauritius
Mexico	Banco Nacional de Mexico, S.A.	Mexico City	S.D. Indeval, S.A. de C.V. (Indeval)
Morocco	Citibank Maghreb	Casablanca	Maroclear
Namibia	Standard Bank Namibia Limited	Windhoek	Bank of Namibia
Netherlands	The Bank of New York Mellon SA/NV	Amsterdam	Euroclear Nederland
New Zealand	National Australia Bank New Zealand - National Nominees Ltd	Auckland	New Zealand Central Securities Depository Limited (NZCSD)
Niger	Société Générale de Banques en Côte d'Ivoire	Abidjan	Dépositaire Central/Banque de Règlement (DCBR)
Nigeria	Stanbic IBTC Chartered Bank Plc	Victoria Island, Lagos	Central Securities Clearing System Limited
Norway	DnB NOR Bank ASA	Oslo	Verdipapirsentralen ASA
Oman	HSBC Bank Middle East Limited - Oman Branch	Ruwi	Muscat Depository and Securities Registration Company, SAOC
Pakistan	Deutsche Bank AG, Karachi	Karachi	Central Depository Company of Pakistan Limited (CDC)	State Bank of Pakistan
Palestinian Autonomous Area	HSBC Bank Middle East Limited,	Ramallah	The Clearing, Depository and Settlement Department (CDS), a department of the Palestine Securities Exchange.
Peru	Citibank del Peru, S.A., Lima	Lima	Caja de Valores y Liquidaciones ICLVS.A. (CAVALI)	Banco Central de Reserva del Perú (BCRP)
Philippines	The Hongkong and Shanghai Banking Corporation Ltd	Manila	Philippine Depository and Trust Corporation (PDTC)	Bureau of Treasury (BTR)	Appointed Registry
Poland	ING Bank Slaski S.A., Katowice	Warsaw	National Depository for Securities (NDS)	National Bank of Poland (NBP)
Portugal	Citibank International Plc, Sucursal em Portugal	Lisbon	Interbolsa
Qatar	HSBC Bank Middle East Limited - Qatar Branch	Doha	Central Registry Department, a department of the Qatar Exchange
Romania	ING Bank N.V. - Bucharest Branch	Bucharest	National Bank of Romania	S. C Central Depository S.A
Russia	ING Bank (Eurasia) ZAO	Moscow	The National Depository Center (NDC)	Depository Clearing Company (DCC)	Vneshtorgbank, Bank for Foreign Trade of the Russian Federation (VTB)
Saudi Arabia	HSBC Bank Middle East Limited	Riyadh	The Tadawul Securities Depository Centre	Saudi Arabian Monetary Authority (SAMA)
Senegal	Société Générale de Banques en Côte d'Ivoire	Abidjan	Dépositaire Central/Banque de Règlement (DCBR)
Serbia	UniCredit Bank Austria AG	Belgrade	The Central Securities Depository and Clearing House, Centralni registar depo i kliring hartija od vrednosti (CRHoV).
Singapore	United Overseas Bank	Singapore	Central Depository (Pte.) Limited (CDP)	Monetary Authority of Singapore (MAS)
Singapore	DBS Bank Limited	Singapore	Central Depository (Pte.) Limited (CDP)	Monetary Authority of Singapore (MAS)
Slovak Republic	ING Bank N.V., Bratislava Branch	Bratislava	Stredisko cennych papierov (SCP)
Slovenia	UniCredit Banka Slovenia d.d.	Ljubljana	Central Securities Clearing Corporation of Slovenia
South Africa	Standard Bank of South Africa Limited, Johannesburg	Johannesburg	STRATE
South Korea	The Hongkong and Shanghai Banking Corporation Limited	Seoul	Korea Securities Depository (KSD)
Spain	Banco Bilbao Vizcaya Argentaria, Madrid	Madrid	IBERCLEAR
Spain	Santander Investment S.A., Madrid	Madrid	IBERCLEAR
Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited, Colombo	Colombo	Central Depository System Private Limited (CDS)	Central Bank of Sri Lanka
Swaziland	Standard Bank Swaziland Limited, Mbabane	Mbabane	None
Sweden	Skandinaviska Enskilda Banken AB, Stockholm	Stockholm	Euroclear Sweden AB
Switzerland	Crédit Suisse AG	Zurich	SIX SIS Ltd
Taiwan	Citibank Taiwan Limited	Taipei	Taiwan Depository and Clearing Corporation (TDCC)	Central Bank of the Republic of China, Taiwan (CBC)
Taiwan	Standard Chartered Bank (Taiwan) Limited	Taipei	Taiwan Depository and Clearing Corporation (TDCC)	Central Bank of the Republic of China, Taiwan (CBC)
Taiwan	HSBC Bank (Taiwan) Limited	Taipei	Taiwan Depository and Clearing Corporation (TDCC)	Central Bank of the Republic of China, Taiwan (CBC)
Thailand	The Hongkong and Shanghai Banking Corporation Limited, Bangkok	Bangkok	Thailand Securities Depository Company Limited (TSD)
Thailand	Bangkok Bank Ltd, Bangkok	Bangkok	Thailand Securities Depository Company Limited (TSD)
Trinidad & Tobago	Republic Bank Ltd	Port of Spain	Trinidad & Tobago Central Securities Depository (TTCD)
Tunisia	Banque Internationale Arabe de Tunisie, S.A., Tunis	Tunis	Société Tunisienne Interprofessionelle pour la Compensation et de Dépôts des Valeurs Mobilières (STICODEVAM)
Turkey	Deutsche Bank	Istanbul	Central Registry Agency (CRA)	Central Bank of Turkey (CBT)
Ukraine	ING Bank Ukraine	Kiev	National Bank of Ukraine (NBU)	Interregional Securities Union (MFS)	National Depositary of Ukraine (NDU)
United Arab Emirates	HSBC Bank Middle East Limited	Dubai	The Clearing, Depository and Settlement (CDS), a department of the Dubai Financial Market (DFM).	The Central Depository and Settlement (CDS), a department of the Abu Dhabi Securities Exchange (ADX).
United Kingdom	BNYMellon London	London	CREST
United States	BNY Mellon	New York	Depository Trust Company	Federal Reserve Bank
Uruguay	Banco Itau Uruguay S.A.	Montevideo	Banco Central de Uruguay (BCU)
Venezuela	Citibank, N.A., Caracas	Caracas	Caja Venezolana de Valores CA (CVV)	Banco Central de Venezuela (BCV)
Vietnam	HSBC Bank (Vietnam) Ltd	Ho Chi Minh City	Vietnam Securities Depository (VSD)
Zambia	Stanbic Bank Zimbabwe Ltd.	Lusaka	Lusaka Stock Exchange Central Shares Depository (LuSECSD)	Bank of Zambia (BoZ)
Zimbabwe	Stanbic Bank Zimbabwe Ltd	Harare	None